                                                                     EXHIBIT 4.9


                         SUPPLEMENTAL INDENTURE NO. 1

                          DATED AS OF ________, 1995


     This SUPPLEMENTAL INDENTURE NO. 1, dated as of ________, 1995, is among COUNTRYWIDE FUNDING CORPORATION, a New York corporation (hereinafter called the "Company"), COUNTRYWIDE CREDIT INDUSTRIES, INC., a Delaware corporation (hereinafter called the "Guarantor"), each having its principal office at 155 North Lake Avenue, Pasadena, California 91101, and THE BANK OF NEW YORK, a New York corporation (the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, New York, New York 10286.

                                   RECITALS:

     A. The Company, the Guarantor and the Trustee have executed and delivered an Indenture, dated as of January 1, 1992 (the "Indenture").

     B. The Company and the Guarantor have, by appropriate corporate action, duly authorized the execution of this Supplemental Indenture No. 1 for the purpose, in part, of providing for the issuance of Debt Securities with: (i) Stated Principal Maturities which may be extended by the Company at its option,
(ii) interest rates or formulas which may be reset by the Company at its option prior to the related Stated Principal Maturities or (iii) provisions pursuant to which such Debt Securities may be repaid at the option of the Holders thereof.

     C. Section 1001 of the Indenture provides that the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, without the consent of any Holder of Debt Securities for certain specified purposes, including to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become
               --------
effective only when there is no Debt Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of any such provision.

     D. The Company, the Guarantor and the Trustee, pursuant to the foregoing authority, propose in and by this Supplemental Indenture No. 1 to amend and supplement the Indenture in certain respects with respect to the Debt Securities of any series created on or after the date hereof.

     E. Simultaneously with the delivery of this Supplemental Indenture No. 1, the Company is furnishing to the Trustee an Opinion of Counsel to the effect that all conditions precedent to the execution of this Supplemental Indenture No. 1 have been complied with.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH:

     For and in consideration of the premises, it is covenanted and agreed, for the equal and proportionate benefit of all Holders of Debt Securities of any series created on or after the date hereof, as follows:

                                  ARTICLE ONE

                   RELATION TO INDENTURE; GENERAL PROVISIONS

     Section 101.  Relation to Indenture.  This Supplemental Indenture No. 1
                   ---------------------
constitutes an integral part of the Indenture.

     Section 102.  General Provisions.  For all purposes of this Supplemental
                   ------------------
Indenture No. 1:

          (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture.

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Indenture as amended by this Supplemental Indenture No. 1.

          (3) The terms "hereof," "herein," "hereby," "hereto," "hereunder," and "herewith" refer to this Supplemental Indenture No. 1.

                                  ARTICLE TWO

                          AMENDMENTS TO THE INDENTURE

     Section 201.  Definitions.  Section 101 of the Indenture is amended so that
                   -----------
the following definitions are amended (in the case of clause (ii) of "Outstanding" below), restated or added in alphabetical order:

          "Maturity", when used with respect to any Debt Security, means the
           --------
     date on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

          "Outstanding", when used with respect to Debt Securities, means, as of
           -----------
     the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:
                                         ------

               (ii) Debt Securities for whose payment, redemption or repayment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own, or authorize the Guarantor to act as, Paying Agent) for the Holders of such Debt Securities; provided,
                                                                     --------
          however, that if such Debt Securities are to be redeemed, notice of
          -------
          such redemption has been duly given pursuant to this Indenture and such Debt Securities or provision therefor satisfactory to the Trustee has been made; and

          "Repayment Date" means, when used with respect to any Debt Security to
           --------------
     be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

          "Repayment Price" means, when used with respect to any Debt Security
           ---------------
     to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

          "Stated Principal Maturity" means the Stated Maturity for the payment
           -------------------------
     of principal, or any installment of principal, of any Debt Security.

     Section 202.  Legal Holidays.  Section 113 of the Indenture is replaced by
                   --------------
the following:

          Unless otherwise specifically provided for in the applicable Debt Securities, in any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity, Stated Principal Maturity or Maturity of any Debt Security shall not be a Business Day at any Place of Payment, then the required payment of principal, premium, if any, and/or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity, Stated Principal Maturity or Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Repayment Date, Redemption Date, sinking fund payment date, Stated Maturity, Stated Principal Maturity or Maturity, as the case may be, to the next succeeding Business Day.

     Section 203.  Amount Unlimited; Issuable in Series.  Subsections (3), (4)
                   ------------------------------------
and (7) of Section 301 of the Indenture are replaced by the following, respectively:

          (3) the date or dates, or the method or methods, if any, by which such date or dates shall be determined or extended, on which the principal of the Debt Securities of the series is payable;

          (4) the rate or rates, if any, at which the Debt Securities of the series shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined or reset, the date or dates, if any, from which such interest shall accrue, or the method or methods, if any, by which such date or dates shall be determined or reset, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Dates, if any, for the interest payable on such Interest Payment Dates, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (7) the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holders thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which Debt Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

Subsections (13), (14), (15) and (16) of Section 301 of the Indenture are renumbered subsections (14), (15), (16) and (17), respectively, and new subsection (13) is added as follows:

          (13) the ability, if any, of the Holder of a Debt Security to renew all or any portion of a Debt Security:

     Section 204.  Registration, Registration of Transfer and Exchange.  Section
                   ---------------------------------------------------
305 of the Indenture is amended by replacing the word "or" before clause (ii) of the last paragraph thereof with a comma and adding the following after clause
(ii):

     or (iii) to issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder thereof, except the portion, if any, of such Debt Security not to be so repaid.

     Section 205.  Optional Interest Reset.  Section 307 of the Indenture is
                   -----------------------
amended by inserting the subheading "(a)" before the first paragraph thereof and adding the following before the last paragraph thereof:

          (b) The provisions of this Section 307(b) may be made applicable to any series of Debt Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The interest rate (or the spread and/or spread multiplier used to calculate such interest rate, if applicable) on any Debt Security of such series may be reset by the Company at its option on the date or dates specified in such Debt Security (each, an "Optional Reset Date"). The

     Company may exercise such option with respect to any such Debt Security by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Reset Date for such Debt Security. If the Company so notifies the Trustee of such exercise, not later than 40 calendar days prior to such Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Debt Security a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the interest rate (or the spread and/or spread multiplier used to calculate such interest rate, if applicable), (ii) such new interest rate (or such new spread and/or spread multiplier, if applicable) and (iii) the provisions, if any, for redemption by the Company during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Principal Maturity of such Debt Security (each such period, a "Subsequent Interest Period"), including the date or dates on which, or the period or periods during which, and the price or prices at which such redemption may occur during such Subsequent Interest Period.

          Notwithstanding the foregoing, not later than 20 calendar days prior to the applicable Optional Reset Date for a Debt Security, the Company may, at its option, revoke the interest rate (or the spread and/or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread and/or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread and/or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread and/or spread multiplier, if applicable) to the Holder of such Debt Security. Such notice shall be irrevocable. All Debt Securities with respect to which the interest rate (or the spread and/or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Debt Securities have not surrendered such Debt Securities for repayment (or have validly revoked any such surrender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread and/or spread multiplier, if applicable).

          If the provisions of Section 307(b) are made applicable to any Debt Security and the Company notifies the Trustee of the exercise of its option to reset the interest rate (or the spread and/or spread multiplier used to calculate such interest rate, if applicable) on such Debt Security on an Optional Reset Date, the Holder of such Debt Security will have the option to elect repayment by the Company of such Debt Security on such Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Reset Date. In order to obtain repayment of such Debt

     Security on such Optional Reset Date, the Holder must follow the procedures set forth in Section 1503 for repayment at the option of Holders, except that (i) the period for delivery of such Debt Security or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to such Optional Reset Date and (ii) if the Holder has surrendered such Debt Security for repayment following receipt of the Reset Notice, the Holder may revoke such surrender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Reset Date.

     Section 206.  Cancellation.  The first sentence of Section 309 of the
                   ------------
Indenture is replaced by the following:

          Unless otherwise provided with respect to a series of Debt Securities, all Debt Securities surrendered for payment, redemption, repayment, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.

     Section 207.  Payment in Currencies.  The second proviso of the second
                   ---------------------
paragraph of Section 311(a) of the Indenture is replaced by the following:

     ; and provided, further, that no such rescission may be made with respect
           --------  -------
     to payments to be made on any Debt Security with respect to which notice of redemption has been given by the Company pursuant to Article Twelve or a notice of option to elect repayment has been sent by a Holder or transferee pursuant to Article Fifteen.

     Section 208.  Optional Extension of Stated Principal Maturity.  The
                   -----------------------------------------------
following is added as Section 312 of the Indenture after Section 311 thereof:

          SECTION 312.  Optional Extension of Stated Principal Maturity.
                        -----------------------------------------------

          The provisions of this Section 312 may be made applicable to any series of Debt Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section
     301). The Stated Principal Maturity of any Debt Security of such series may be extended by the Company at its option for the period or periods specified in such Debt Security (each such period, an "Extension Period") up to but not beyond the date (the "Final Maturity") specified in such Debt Security. The Company may exercise such option with respect to any such Debt Security by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Principal Maturity of such Debt Security then in effect (the "Current Stated Principal Maturity"). If the Company so notifies the Trustee of such exercise, not later than 40 calendar days prior to the Current Stated Principal Maturity, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Debt Security a notice (the "Extension Notice") indicating (i) that the Company has elected to extend the Current Stated Principal Maturity, (ii) the new Stated Principal Maturity and the Final Maturity, (iii) the interest rate (or the spread and/or spread multiplier used to calculate such interest rate, if applicable) applicable to the Extension Period and (iv) the provisions, if any, for redemption by the Company during such Extension Period, including the date or dates on which, or the period or periods during which, and the price or prices at which such redemption may occur during such Extension Period. Upon the Trustee's transmittal of the Extension Notice to the Holder of such Debt Security, the Current Stated Principal Maturity of such Debt Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next two paragraphs, such Debt Security will have the same terms as prior to the transmittal of such Extension Notice.

          Notwithstanding the foregoing, not later than 20 calendar days prior to the Current Stated Principal Maturity of such Debt Security, the Company may, at its option, revoke the interest rate (or the spread and/or spread multiplier used to calculate such interest rate, if applicable) provided for in the Extension Notice and establish an interest rate (or a spread and/or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread and/or spread multiplier, if applicable) provided for in the Extension Notice for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread and/or spread multiplier, if applicable) to the Holder of such Debt Security. Such notice shall be irrevocable. All Debt Securities with respect to which the Current Stated Principal Maturity is extended, and with respect to which the Holders of such Debt Securities have not surrendered such Debt Securities for repayment (or have validly revoked any such surrender), will bear such higher interest rate (or such higher spread and/or spread multiplier, if applicable).

          If the provisions of this Section 312 are made applicable to any Debt Security and the Company notifies the Trustee of the exercise of its option to extend the Current Stated Principal Maturity of such Debt Security, the Holder of such

     Debt Security will have the option to elect repayment of such Debt Security by the Company on the Current Stated Principal Maturity at a price equal to the principal amount thereof plus any accrued interest to the Current Stated Principal Maturity. In order to obtain repayment of such Debt Security on the Current Stated Principal Maturity, the Holder must follow the procedures set forth in Section 1503 for repayment at the option of Holders, except that (i) the period for delivery of such Debt Security or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to the Current Stated Principal Maturity and (ii) if the Holder has surrendered such Debt Security for repayment following receipt of the Extension Notice, the Holder may revoke such surrender for repayment prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Current Stated Principal Maturity.

     Section 209.  Unconditional Right of Holders to Receive Principal, Premium
                   ------------------------------------------------------------
(if any) and Interest.  Section 608 of the Indenture is replaced by the
- ---------------------
following:

          Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Debt Security on the respective Stated Maturity or Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment, on the Repayment Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 210.  Supplemental Indentures with Consent of Holders.  Subsection
                   -----------------------------------------------
(1) of Section 1002 of the Indenture is replaced by the following:

          (1) change the Stated Principal Maturity (except as permitted pursuant to Section 312 hereof) of the principal of, or change the Stated Maturity of any installment of interest on, any Debt Security, or reduce the principal amount thereof or, except as permitted pursuant to Section 307(b) hereof, the interest thereon or any premium payable upon redemption or repayment thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 602, or adversely affect any right of repayment at the option of a Holder of any Debt Security, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions of any Debt Security, or change any Place of Payment, or the coin or currency or currency unit in which any Debt Security or the interest thereon is payable, or change or eliminate the rights of a Holder under Section 311, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be), or

     Section 211.  Deposit of Redemption Price.  Section 1205 of the Indenture
                   ---------------------------
is replaced by the following:

          On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money in the currency in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series and except, if applicable, as provided in
     Section 311) sufficient to pay the Redemption Price of, and (unless otherwise specified pursuant to Section 301 for the Debt Securities of such series and the Redemption Date is an Interest Payment Date) accrued interest on, all the Debt Securities or portion thereof, as the case may be, which are to be redeemed on that date.

     Section 212.  Debt Securities Payable on Redemption Date.  Section 1206 of
                   ------------------------------------------
the Indenture is replaced by the following:

          Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall become due and payable and shall be paid by the Company on the Redemption Date and at the Redemption Price therein specified and on and after such Redemption Date (unless the Company shall default in the payment of the Redemption Price and any accrued interest in respect of such Debt Securities on such Redemption Date) such Debt Securities shall, if the same were interest bearing, cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with said notice, the Redemption Price of such Debt Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of
                                     --------  -------
     interest, if any, on an Interest Payment Date that is prior to the Redemption Date (or, if specified pursuant to Section 301, that is on the Redemption Date) shall be payable (but without interest thereon, unless the Company shall default in payment thereof) to the Holder of such Debt Security, or one or more Predecessor Securities, registered as such at 5:00 P.M., New York City time, on the relevant Record Date according to its or their terms and the provisions of Section 307.


          If any Debt Security called for redemption shall not be so paid upon surrender thereof, the Redemption Price shall, until paid, bear interest from the Redemption Date at the rate of interest (or the manner of calculating the rate of interest) applicable to such Debt Security on the day prior to the Redemption Date or, in the case of an Original Issue Discount Security, at the yield to maturity of such Original Issue Discount Security.

     Section 213.  Repayment at the Option of the Holders.  The following is
                   --------------------------------------
added as Article Fifteen of the Indenture after Article Fourteen:

                                ARTICLE FIFTEEN

                      REPAYMENT AT THE OPTION OF HOLDERS

          SECTION 1501.  Applicability of Article.
                         ------------------------

          Repayment of Debt Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Debt Securities and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article Fifteen.

          SECTION 1502.  Repayment of Debt Securities.
                         ----------------------------

          Debt Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Debt Securities, be repaid at the Repayment Price thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Debt Securities. On or prior to the Repayment Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money in the currency in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series and except, if applicable, as provided in Section
     311) sufficient to pay the Repayment Price of and (unless otherwise specified pursuant to Section 301 for the Debt Securities of such series and the Repayment Date is an Interest Payment Date) accrued interest on, all the Debt Securities or portions thereof, as the case may be, to be repaid on such date.

          SECTION 1503.  Exercise of Option.
                         ------------------

          Debt Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form. In order to be repaid at the option of the Holder, any Debt Security so providing for such repayment, together with the "Option to Elect Repayment" form duly completed by the Holder (or by the Holder's attorney duly authorized in writing), must be received by or on behalf of the Company at the Place of Payment therefor specified in the terms of such Debt Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Debt Securities) not more than 60 nor less than 30 calendar days prior to the Repayment Date. If less than the entire principal amount of such Debt Security is to be repaid in accordance with the terms of such Debt Security, the portion of such Debt Security to be repaid, in increments of the minimum denomination for Debt Securities of such series, and the denomination or denominations of the Debt Security or Debt Securities to be issued to the Holder for the portion of such Debt Security surrendered that is not to be repaid, must be specified. Any Debt Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Debt Security would be less than the minimum denomination of Debt Securities of the series of which such Debt Security to be repaid is a part. Except as may be otherwise provided in any Debt Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

          SECTION 1504.  When Debt Securities Surrendered for Repayment Become
                         -----------------------------------------------------
     Due and Payable.
     ---------------

          If Debt Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article Fifteen and as provided by or pursuant to the terms of such Debt Securities, such Debt Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of the Repayment Price and any accrued interest in respect of such Debt Securities on such Repayment Date) such Debt Securities shall, if the same were interest bearing, cease to bear interest. Upon surrender of any such Debt Security for repayment in accordance with such provisions, the Repayment Price of such Debt Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided,
                                                                    --------
     however, that installments of interest, if any, on an Interest Payment Date
     -------
     that is prior to the Repayment Date (or, if specified pursuant to Section 301, that is on the Repayment Date) shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holder of such Debt Security, or one or more Predecessor Securities, registered as such at 5:00 P.M., New York City time, on the relevant Regular Record Date according to its or their terms and the provisions of Section 307.

          If any Debt Security surrendered for repayment shall not be so repaid upon surrender thereof, the Repayment Price shall, until paid, bear interest from the Repayment Date at the rate of interest (or manner of calculating the rate of interest) applicable to such Debt Security on the day prior to the Repayment Date or, in the case of an Original Issue Discount Security, at the yield to maturity of such Original Issue Discount Security.

          SECTION 1505.  Debt Securities Repaid in Part.
                         ------------------------------

          Upon surrender of any Debt Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debt Security, without service charge and at the expense of the Company, a new Debt Security or Debt Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Debt Security so surrendered which is not to be repaid.

                                 ARTICLE THREE

                                 MISCELLANEOUS

     Section 301.   Continued Effectiveness of Indenture.  Except as amended
                    ------------------------------------
hereby, the Indenture shall continue in full force and effect.

     Section 302.   Purpose.  The purpose of this Supplemental Indenture No. 1
                    -------
is to effect the amendments set forth herein. The Company and the Guarantor represent and warrant that all the conditions and requirements necessary to make this Supplemental Indenture No. 1, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

     Section 303.   Rights of Trustee.  The Trustee executes this Supplemental
                    -----------------
Indenture No. 1 only on the condition that it shall have and enjoy with respect thereto all of the rights, duties, and immunities as set forth in the Indenture.

     Section 304.   Successors and Assigns.  All covenants and agreements in
                    ----------------------
this Supplemental Indenture No. 1 by the Company and the Guarantor shall bind their respective successors and assigns, whether or not so expressed.


     Section 305.   Separability Clause.  In case any provision in this
                    -------------------
Supplemental Indenture No. 1 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 306.   Benefits of Supplemental Indenture No. 1.  Nothing in this
                    ----------------------------------------
Supplemental Indenture No. 1 or in the related Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders of Debt Securities of any series created on or after the date hereof, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture No. 1.

     Section 307.   Governing Law.  This Supplemental Indenture No. 1 shall be
                    -------------
governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

     Section 308.   Counterparts.  This Supplemental Indenture No. 1 may be
                    ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     Section 309.   Effect of Headings and Table of Contents.  The Article and
                    ----------------------------------------
Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed and delivered, all as of the day and year first above written.

                                      COUNTRYWIDE FUNDING CORPORATION


Attest:                               By:_____________________________
                                         Title:

__________________________
Title:


                                      COUNTRYWIDE CREDIT INDUSTRIES, INC.


Attest:                               By:_____________________________
                                         Title:

__________________________
Title:


                                      THE BANK OF NEW YORK


Attest:                               By:_____________________________
                                         Title:

__________________________
Title: